UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: February 25, 2013

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 8.01.  Other Events.

On February 25, 2013, Viggle Inc. (the “Company”) provided certain reporters information about the number of audio-verified check-ins during the Academy Awards broadcast on February 24, 2013, as well as certain other user metrics.  In particular, the Company reported the following:

●	The total number of audio-verified check-ins to the Academy Awards broadcast airing on February 24, 2013 between 8:30 PM Eastern Time and 12:00 PM Eastern Time on the Viggle app was 122,146.

●	The total number of Viggle LIVE players for the Viggle LIVE event for the Academy Awards broadcast airing on February 24, 2013 between 8:30 PM Eastern Time and 12:00 PM Eastern Time was 65,131.

●
Since the launch of the Viggle app on January 25, 2012 and through February 24, 2013, 2,134,848 users have registered for the Viggle app, of which the Company has deactivated 161,433 for a total of 1,973,415 registered users.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: February 25, 2013	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

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